CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Freeze Tag, Inc.:

We hereby consent to the inclusion in this amended Registration Statement on Form S-1/A-2 of our report dated August 13, 2010, except for Note13, as to which the date is October 22, 2010, for Freeze Tag, Inc. relating to the respective financial statements as of December 31, 2009 and 2008 and the reference to our firm under the caption "Experts" in the amended Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

October 25, 2010